United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  September 26, 2013

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2013 the Compensation Committee of the Board of Directors of Realty Income Corporation (the “Company”) approved the grant to John P. Case, the Company’s Chief Executive Officer, of a performance-based restricted stock award covering 51,454 shares of the Company’s restricted common stock (the “2013 Performance Award”). The 2013 Performance Award was granted in satisfaction of the Company’s obligations pursuant to that certain Amended and Restated Employment Agreement (the “Agreement”) entered into by and between the Company and Mr. Case, effective as of September 3, 2013.

The 2013 Performance Award will vest on December 31 of each of 2013, 2014, 2015 and 2016 with respect to up to an aggregate of 12,864 shares of the Company’s restricted common stock. The vesting of such shares will be based on the Company’s achievement of each of the following seven annual performance metrics (1,838 shares per performance metric): (i) normalized adjusted funds from operations available to common stockholders per share growth, (ii) dividend per share growth, (iii) interest coverage ratio, (iv) fixed charge coverage ratio, (v) debt to adjusted earnings before interest, depreciation and amortization, (vi) portfolio occupancy and (vii) acquisitions (each, a “Performance Metric”).

If the Company achieves at or below the “Poor” threshold for the applicable calendar year with respect to an applicable Performance Metric, then none of the 1,838 shares of the Company’s restricted common stock subject to such Performance Metric’s tranche will vest.  If the Company achieves within the range of the “Average,” “Good,” “Excellent” or “Outstanding” threshold for the applicable calendar year with respect to an applicable Performance Metric, then 75%, 125%, 150% or 200%, respectively, of the 1,838 shares of the Company’s restricted common stock subject to such Performance Metric’s tranche will vest.  However, in no event will more than an aggregate of 12,864 shares of the Company’s common restricted stock vest with respect to any calendar year, and no more than 51,454 shares will vest, in the aggregate, pursuant to the 2013 Performance Award.

If a “change in control” (as defined in the Agreement) of the Company occurs and Mr. Case remains continuously employed until immediately prior to the consummation of the change in control, then the 2013 Performance Award will accelerate and vest in full immediately prior to such change in control.  The 2013 Performance Award also will accelerate and vest in full upon a termination of Mr. Case’s employment (i) due to his death or “disability” or (ii) by the Company without “cause” or by Mr. Case for “good reason” (each, as defined in the Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2013	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary